CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2001 financial statements in the Registration Statement Form SB-2 dated May 1, 2002 and the related prospectus of Sports Tack, Inc. for the registration of 1,500,000 units.


/s/  Stark  Winter  Schenkein  &  Co.,  LLP
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June  11,  2002
Denver,  Colorado